Prospectus Supplement No. 1	Filed Pursuant to Rules 424(b)(3) and 424(c)
to Prospectus dated September 30, 2009	SEC File No. 333-160431

BE RESOURCES INC.

5,000,000 shares

Common Stock

This document supplements the prospectus dated September 30, 2009 relating to the sale of our common stock.  The information in this prospectus supplement should be read in conjunction with the prospectus.

The prospectus is hereby amended by deleting the following sentence on page 9 of the prospectus under the heading “RISK FACTORS” and on page 50 of the prospectus under the heading “SHARES ELIGIBLE FOR FUTURE SALE”:

“Securities legislation applicable in Canada will restrict our common stock outstanding prior to the date of this prospectus from being sold until the Company has been a reporting issuer in a jurisdiction of Canada for at least four months.”

Investing in our common stock involves a high degree of risk.  See “Risk Factors” on page 3 of the prospectus dated September 30, 2009, to learn about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE

SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.

ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is October 7, 2009.